UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) was held on June 5, 2012. Holders of the Company’s Class A common stock, par value $0.0001 (“Class A common stock”), at the close of business on April 10, 2012 (the “Record Date”) were entitled to vote at the Annual Meeting. A total of 106,228,720 shares of Class A common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting. The votes cast with respect to the matters voted upon at the Annual Meeting are set forth below:

1. The holders of Class A common stock re-elected the following eight director nominees to serve on the Company’s Board of Directors as directors for a one-year term expiring on the date of the Company’s 2013 annual meeting of stockholders:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Ajay Banga	100,324,753	48,094	97,166	5,758,707
David R. Carlucci	100,143,753	162,442	163,818	5,758,707
Steven J. Freiberg	100,253,011	52,309	164,693	5,758,707
Richard Haythornthwaite	100,367,412	50,845	51,756	5,758,707
Marc Olivié	100,138,287	167,418	164,308	5,758,707
Rima Qureshi	99,960,681	345,703	163,629	5,758,707
Mark Schwartz	100,117,799	187,320	164,894	5,758,707
Jackson P. Tai	87,028,267	13,232,081	209,665	5,758,707

2. The holders of Class A common stock approved the Company’s executive compensation on an advisory basis:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
96,202,742	3,230,118	1,037,153	5,758,707

3. The holders of Class A common stock approved the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
97,546,014	2,812,374	111,625	5,758,707

4. The holders of Class A common stock approved the Company’s Amended and Restated 2006 Long Term Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
97,235,306	3,170,438	64,269	5,758,707

5. The holders of Class A common stock ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,156,208	1,009,748	62,764	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: June 5, 2012	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel, Corporate Secretary and Chief Franchise Integrity Officer

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